     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 6, 1998


                                                      REGISTRATION NO. 333-49749
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 5

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                           YOUNG AMERICA CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              MINNESOTA                                8980                               41-1892816
   (STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)

                            ------------------------
                                 717 FAXON ROAD
                  YOUNG AMERICA, MINNESOTA 55397 (612)467-1100
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                          YOUNG AMERICA HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              MINNESOTA                                8980                               41-0983697
   (STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)

                            ------------------------
                                 717 FAXON ROAD
                  YOUNG AMERICA, MINNESOTA 55397 (612)467-1100
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                                CHARLES D. WEIL
                            CHIEF EXECUTIVE OFFICER
                                 717 FAXON ROAD
                  YOUNG AMERICA, MINNESOTA 55397 (612)467-1100
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                WITH A COPY TO:
                           FREDERICK M. BACHMAN, ESQ.
                        O'SULLIVAN GRAEV & KARABELL, LLP
                              30 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10112
                                 (212) 408-2400
                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                         PROPOSED             PROPOSED
                                                     AMOUNT              MAXIMUM              MAXIMUM             AMOUNT OF
           TITLE OF EACH CLASS OF                    TO BE            OFFERING PRICE         AGGREGATE           REGISTRATION
         SECURITIES TO BE REGISTERED               REGISTERED           PER SHARE        OFFERING PRICE(1)           FEE
---------------------------------------------------------------------------------------------------------------------------------
11 5/8% Series B Senior Subordinated Notes
due 2006.....................................     $80,000,000              100%             $80,000,000           $23,600(3)
---------------------------------------------------------------------------------------------------------------------------------
Guarantees of the 11 5/8% Series B Senior
Subordinated Notes...........................     $80,000,000              (2)                  (2)                  (2)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee.

(2) This Registration Statement covers the guarantees to be issued by Young America Holdings, Inc. of Young America Corporation's obligations under the 11 5/8% Series B Senior Subordinated Notes. Such guarantees are to be issued for no additional consideration, and therefore no registration fee is required.

(3) Previously paid.
                            ------------------------
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     This Amendment No. 5 consists solely of the filing of Exhibit 5.2 to the Registration Statement on Form S-4 (File No. 333-49749) of Young America Corporation under the Securities Act of 1933.

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 302A.521, Subd. 2 of the Minnesota Business Corporation Act (the "MBCA") requires every Minnesota corporation to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person with respect to such corporation, against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with such proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgements, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omission occurring in the performance of such person's official capacity of director, or for a person not a director, in such person's official capacity as an officer, board committee member or employee, reasonably believed that the conduct was not opposed to the best interest of the corporation. In addition, Section 302A.521, Subd. 3, requires, in certain instances, payment by a corporation, upon written request, of reasonable expenses incurred by such person in advance of final disposition of such proceeding. A decision as to the indemnification required under the MBCA by a corporation with respect to any proceeding is to be made by a disinterested majority of the board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of such board of directors, by special legal counsel, by the shareholders, or, in a proceeding brought by any party with respect to an indemnification claim, by a court of competent jurisdiction.

     The Bylaws of Young America and Holdings provide that Young America and Holdings shall, to the extent authorized under the MBCA, indemnify any directors or officers of Young America or Holdings, as the case may be, for acts or omissions covered by Section 302A.521 of the MBCA.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits.


     3.1     Articles of Incorporation of Young America
     3.2     Amended and Restated Articles of Incorporation of Holdings
     3.3     Bylaws of Young America
     3.4     Restated Bylaws of Holdings
     4.1     Indenture dated as of February 23, 1998 for the Notes
             (including the form of New Note attached as Exhibit B
             thereto) among Young America, Holdings and Marine Midland
             Bank, as Trustee
     4.2     Registration Rights Agreement dated as of February 23, 1998 among Young America, Holdings and the Initial Purchaser
     5.1     Opinion of O'Sullivan Graev & Karabell, LLP
    *5.2     Opinion of Kaplan, Strangis and Kaplan, P.A.
    10.1     Recapitalization Agreement dated November 25, 1997 among
             Holdings, Jay F. Ecklund ("Ecklund"), John F. Ecklund 1995
             Irrevocable Trust, Sheldon McKensie Ecklund 1995 Irrevocable
             Trust, John F. Ecklund 1997 Irrevocable Trust, Sheldon
             McKensie Ecklund 1997 Irrevocable Trust, Jay F. Ecklund 1997
             Irrevocable Annuity Trust (the "Ecklund Trusts") and BTCP
    10.2     Escrow Agreement dated as of November 25, 1997 among
             Holdings, Ecklund, the Ecklund Trusts and Norwest Bank
             Minnesota, National Association, as Escrow Agent
    10.3     Put Option Agreement dated as of November 25, 1997 between
             Holdings and Ecklund
    10.4     Stock Purchase Agreement dated November 25, 1997 between
             Holdings and BTCP

    12.1   Statement re: computation of ratios
    16.1   Letter re Change in Certifying Accountant
    21.1   Subsidiaries of the Registrants
    23.1   Consent of O'Sullivan Graev & Karabell, LLP (included in Exhibit 5.1)
    23.2   Consent of Arthur Andersen LLP
    23.3   Consent of McGladrey & Pullen, LLP
    23.4   Consent of Kaplan, Strangis and Kaplan, P.A. (included in Exhibit 5.2)
    24.1   Powers of Attorney (included on the signature pages)
    25.1   Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of Marine Midland
           Bank as Trustee
    27.1   Financial Data Schedule
    99.1   Form of Letter of Transmittal
    99.2   Form of Notice of Guaranteed Delivery
    99.3   Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
    99.4   Form of Letter to Clients


---------------
* Filed herewith.

     (b) Financial Statement Schedules:

     All schedules are omitted because they are not applicable or the required information is shown in financial statements or notes thereto.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of August, 1998.


                                          Young America Corporation

                                          By:      /s/ CHARLES D. WEIL
                                            ------------------------------------
                                          Name: Charles D. Weil
                                          Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed as of the 6th day of August, 1998 by the following persons in the capacity indicated.


                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                                    President and Chief Executive Officer
-----------------------------------------------------              (principal executive officer)
                   Charles D. Weil

                          *                                    Vice President of Finance, Treasurer,
-----------------------------------------------------          Secretary and Chief Financial Officer
                   L. Joseph Kulas                          (principal financial and accounting officer)

                          *                                            Chairman of the Board
-----------------------------------------------------
                  Robert Marakovits

                                                                              Director
-----------------------------------------------------
                   Jay F. Ecklund

                          *                                                   Director
-----------------------------------------------------
                J. Mark A. MacDonald

*By:     /s/ CHARLES D. WEIL
     -------------------------------

            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of August, 1998.


                                          Young America Holdings, Inc.

                                          By:      /s/ CHARLES D. WEIL
                                            ------------------------------------
                                          Name: Charles D. Weil
                                          Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed as of the 6th day of August, 1998 by the following persons in the capacity indicated.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                    President and Chief Executive Officer
-----------------------------------------------------              (principal executive officer)
                   Charles D. Weil

                          *                                    Vice President of Finance, Treasurer,
-----------------------------------------------------          Secretary and Chief Financial Officer
                   L. Joseph Kulas                          (principal financial and accounting officer)

                          *                                            Chairman of the Board
-----------------------------------------------------
                  Robert Marakovits

                                                                              Director
-----------------------------------------------------
                   Jay F. Ecklund

                          *                                                   Director
-----------------------------------------------------
                J. Mark A. MacDonald

*By:     /s/ CHARLES D. WEIL
     -------------------------------
            Attorney-in-Fact

           EXHIBIT INDEX


 EXHIBIT
   NO.                               DESCRIPTION                                  PAGE
 -------                             -----------                                  ----
     3.1     Articles of Incorporation of Young America..................
     3.2     Amended and Restated Articles of Incorporation of
             Holdings....................................................
     3.3     Bylaws of Young America.....................................
     3.4     Restated Bylaws of Holdings.................................
     4.1     Indenture dated as of February 23, 1998 for the Notes
             (including the form of New Note attached as Exhibit B
             thereto) among Young America, Holdings and Marine Midland
             Bank, as Trustee............................................
     4.2     Registration Rights Agreement dated as of February 23, 1998 among Young America, Holdings and the Initial Purchaser.....
     5.1     Opinion of O'Sullivan Graev & Karabell, LLP.................
    *5.2     Opinion of Kaplan, Strangis and Kaplan, P.A.................
    10.1     Recapitalization Agreement dated November 25, 1997 among
             Holdings, Jay F. Ecklund ("Ecklund"), John F. Ecklund 1995
             Irrevocable Trust, Sheldon McKensie Ecklund 1995 Irrevocable
             Trust, John F. Ecklund 1997 Irrevocable Trust, Sheldon
             McKensie Ecklund 1997 Irrevocable Trust, Jay F. Ecklund 1997
             Irrevocable Annuity Trust (the "Ecklund Trusts") and BTCP...
    10.2     Escrow Agreement dated as of November 25, 1997 among
             Holdings, Ecklund, the Ecklund Trusts and Norwest Bank
             Minnesota, National Association, as Escrow Agent............
    10.3     Put Option Agreement dated as of November 25, 1997 between
             Holdings and Ecklund........................................
    10.4     Stock Purchase Agreement dated November 25, 1997 between
             Holdings and BTCP...........................................
    10.5     Stock Purchase Agreement dated November 25, 1997 between
             Holdings and OTPPB..........................................
    10.6     Stockholders' Agreement dated as of November 25, 1997 among
             Holdings, BTCP, OTPPB and Ecklund...........................
    10.7     Amended and Restated Registration Rights Agreement dated as of July 31, 1998 among Holdings, BTCP, OTPPB and Ecklund....
    10.8     Purchase Agreement dated as of February 18, 1998 among Young
             America, Holdings and BTAB..................................
    10.9     Management Fee Agreement dated as of November 25, 1997 among
             Holdings, BTCP and OTPPB....................................
    10.10    Stock Subscription and Repurchase Agreement dated November
             25, 1997 between Holdings and Charles D. Weil...............
    10.11    Amendment to Stock Subscription and Repurchase Agreement
             dated as of February 23, 1998 between Holdings and Charles
             D. Weil.....................................................
    10.12    Stock Subscription and Repurchase Agreement dated November
             25, 1997 between Holdings and L. Joseph Kulas...............
    10.13    Employment Agreement dated November 24, 1997 between
             Holdings and Charles D. Weil................................
    10.14    Employment Agreement dated August 1, 1996 between Holdings and L. Joseph Kulas.........................................
    10.15    1997 Management Recognition, Transition and Equity Bonus
             Plan of Holdings dated November 25, 1997....................

 EXHIBIT
   NO.                               DESCRIPTION                                  PAGE
 -------                             -----------                                  ----
    10.16    Change in Control Agreement dated February 21, 1997 between
             Holdings and L. Joseph Kulas................................
    10.17    Intentionally omitted.......................................
    10.18    Credit Agreement dated April 7, 1998 between Young America and Norwest Bank Minnesota, National Association............
    10.19    Change-in-Control Agreement dated as of February 21, 1997
             between Holdings and Frederick H. Stinchfield...............
    10.20    Change-in-Control Agreement dated as of February 21, 1997
             between Holdings and David Q. Ferguson......................
    10.21    Change-in-Control Agreement dated as of February 21, 1997
             between Holdings and Robert J. Beaudoin.....................
    10.22    Intentionally omitted.......................................
    10.23    Change-in-Control Agreement dated as of February 21, 1997
             between Holdings and Michael Larson.........................
    10.24    Change-in-Control Agreement dated as of February 21, 1997
             between Holdings and Barbara Spiess.........................
    10.25    Change-in-Control Agreement dated as of February 21, 1997
             between Holdings and Sharon Wagner..........................
    10.26    Senior Credit Agreement dated as of November 25, 1997 among
             Young America, Holdings, the Lenders names therein and
             Bankers Trust Company.......................................
    10.27    Non-Competition Agreement dated as of November 25, 1997
             among Holdings, Ecklund and the other individuals listed on the signature pages thereto.................................
    10.28    Release and Indemnity Agreement dated as of November 21,
             1997 among Holdings, Ecklund, the Ecklund Trusts, Albert O.
             Foster, Jerome J. Jenko, Thomas O. Moe, and R. Gary St.
             Marie.......................................................
    10.29    Form of Exchange Agent Agreement among Holdings, the Company and Marine Midland Bank.....................................
    12.1     Statement re: computation of ratios.........................
    16.1     Letter re Change in Certifying Accountant...................
    21.1     Subsidiaries of the Registrants.............................
    23.1     Consent of O'Sullivan Graev & Karabell, LLP (included in
             Exhibit 5.1)................................................
    23.2     Consent of Arthur Andersen LLP..............................
    23.3     Consent of McGladrey & Pullen, LLP..........................
    23.4     Consent of Kaplan, Strangis and Kaplan, P.A. (included in
             Exhibit 5.2)................................................
    24.1     Powers of Attorney (included on the signature pages)........
    25.1     Statement of Eligibility and Qualifications under the Trust
             Indenture Act of 1939 of Marine Midland Bank as Trustee.....
    27.1     Financial Data Schedule.....................................
    99.1     Form of Letter of Transmittal...............................
    99.2     Form of Notice of Guaranteed Delivery.......................
    99.3     Form of Letter to Brokers, Dealers, Commercial Banks, Trust
             Companies and Other Nominees................................
    99.4     Form of Letter to Clients...................................


---------------
* Filed herewith.